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                                                                    EXHIBIT 23.3

                          Coastal Community Group, Inc.
                            (f/k/a Coastal BHC, Inc.)
                          (A Development Stage Company)

                              Financial Statements

                               April 30, 1999 and
                                December 31, 1998




                    CONSENT OF MORRISON, BROWN, ARGIZ & COMPANY




To the Board of Directors
Coastal Community Group, Inc. (f/k/a Coastal BHC, Inc.)


We have audited the accompanying balance sheets of Coastal Community Group, Inc. (f/k/a Coastal BHC, Inc.) (a development stage company) (the "Company") as of April 30, 1999 and December 31, 1998, and the related statements of operations, changes in stockholder's deficit, and cash flows for the four month period ended April 30, 1999 and the period from October 6, 1998 (date of inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coastal Community Group, Inc. (f/k/a Coastal BHC, Inc.) as of April 30, 1999 and December 31, 1998, and the results of its operations and its cash flows for the four month period ended April 30, 1999 and the period from October 6, 1998 (date of inception) to December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in NOTE 1 to the financial statements, the Company's ability to commence operations is dependent on obtaining regulatory approval and adequate financial resources through a contemplated public offering, or otherwise. The Company's ability to achieve the foregoing elements of its business plan, which may be necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business, is uncertain. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MORRISON, BROWN, ARGIZ & COMPANY
Certified Public Accountants
Miami, Florida
May 14, 1999